Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-229970, No. 333-223231, No.  333-216274, No. 333-209792, No. 333-206179) of AppFolio, Inc. of our report dated March 25, 2019, relating to the consolidated financial statements of Dynasty Marketplace, Inc. included in this Current Report on Form 8-K/A of AppFolio, Inc., filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California
March 25, 2019